Exhibit 99.1

Willdan Group Reports

First Quarter Results

ANAHEIM, Calif. –May 8, 2025 – Willdan Group, Inc. (“Willdan”) (Nasdaq: WLDN) today announced its financial results for the first quarter ended April 4, 2025.

First Quarter 2025 Highlightsa

●	Contract revenue of $152.4 million, up 24.4%.
●	Net revenue[b] of $85.3 million, up 23.8%.
●	Net income of $4.7 million, up 59.3%.
●	Adjusted EBITDA[b] of $14.4 million, up 30.9%.
●	GAAP Diluted EPS of $0.32, up 52.4%.
●	Adjusted Diluted EPS[b] of $0.63, up 57.5%.

Executive Management Comments

“We exceeded analyst expectations in the first quarter, delivering double-digit growth across our key metrics,” said Mike Bieber, Willdan’s President and Chief Executive Officer. “New wins, steady funding in our core programs, and three strategic acquisitions are driving our broad-based growth. Data centers and electrification are increasing demand for electricity and fueling investment in reliable power and resilient grid infrastructure. Normalized for the extra week in this year’s first quarter, we delivered 12% organic revenue growth. With record first quarter performance, we are raising each of our fiscal year 2025 financial targets.”

Fiscal Year 2025 Financial Targets

Willdan is raising each of its financial targets for fiscal year 2025 and now expectsc:

●	Net revenue[b] between $325 million and $335 million.
●	Adjusted EBITDA[b] between $65 million and $68 million.
●	Adjusted Diluted EPS[b] between $2.75 per share and $2.90 per share.

Assumes 15.1 million diluted shares, 16% effective tax rate, and no future acquisitions.

a. As compared to the same period of fiscal year 2024.

b. See “Use of Non-GAAP Financial Measures” below.

c. These updated financial targets supersede any previously disclosed financial targets and investors should not rely on any previously disclosed financial targets, and do not include any uncompleted or future acquisitions.

First Quarter 2025 Conference Call

Willdan will be hosting a conference call to discuss its first quarter financial results today, at 5:30 p.m. Eastern/2:30 p.m. Pacific. To access the call, listeners should dial 877-407-2988 (or 201-389-0923). The conference call will be webcast simultaneously on Willdan’s website at https://edge.media-server.com/mmc/p/m8apftij/.

A replay of the conference call will be available through Willdan’s website at https://ir.willdangroup.com/events-presentations.

About Willdan Group, Inc.

Willdan is a nationwide provider of professional, technical and consulting services to utilities, government agencies, and private industry. Willdan’s service offerings span a broad set of complementary disciplines that include electric grid solutions, energy efficiency and sustainability, engineering and planning, and municipal financial consulting. For additional information, visit Willdan's website at www.willdan.com.

Use of Non-GAAP Financial Measures

“Net Revenue,” defined as contract revenue as reported in accordance with U.S. generally accepted accounting principles (“GAAP”) minus subcontractor services and other direct costs, is a non-GAAP financial measure. Net Revenue is a supplemental measure that Willdan believes enhances investors’ ability to analyze Willdan’s business trends and performance because it substantially measures the work performed by Willdan’s employees. In the course of providing services, Willdan routinely subcontracts various services. Generally, these subcontractor services and other direct costs are passed through to Willdan’s clients and, in accordance with GAAP and industry practice, are included in Willdan’s revenue when it is Willdan’s contractual responsibility to procure or manage such subcontracted activities. Because subcontractor services and other direct costs can vary significantly from project to project and period to period, changes in revenue may not necessarily be indicative of Willdan’s business trends. Accordingly, Willdan segregates subcontractor services and other direct costs from revenue to promote a better understanding of Willdan’s business by evaluating revenue exclusive of subcontract services and other direct costs associated with external service providers. A reconciliation of Willdan’s contract revenue as reported in accordance with GAAP to Net Revenue is provided at the end of this press release. A reconciliation of targeted contract revenue for fiscal year 2025 as reported in accordance with GAAP to targeted Net Revenues for fiscal year 2025, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the subcontractor services and other director costs that are subtracted from contract revenues in order to derive Net Revenues. While subcontractor costs have increased recently, subcontractor costs can vary significantly from period to period. Subcontractor costs and other direct costs were 44.0% and 43.7% of contract revenue for the quarter ended April 4, 2025 and March 29, 2024, respectively.

“Adjusted EBITDA,” defined as net income plus interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, transaction costs, and gain on sale of equipment, is a non-GAAP financial measure. Adjusted EBITDA is a supplemental measure used by Willdan’s management to measure Willdan’s operating performance. Willdan believes Adjusted EBITDA is useful because it allows Willdan’s management to evaluate its operating performance and compare the results of its operations from period to period and against its peers without regard to its financing methods, capital structure and non-operating expenses. Willdan uses Adjusted EBITDA to evaluate its performance for, among other things, budgeting, forecasting and incentive compensation purposes.

Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s costs of capital and stock-based compensation, as well as the historical costs of depreciable assets. A reconciliation of net income as reported in accordance with GAAP to Adjusted EBITDA is provided at the end of this press release. A reconciliation of targeted net income for fiscal year 2025 as reported in accordance with GAAP to Adjusted EBITDA for fiscal year 2025, which is a forward-looking non-GAAP financial measure, is not provided because Willdan is unable to provide such reconciliation without unreasonable effort. The inability to provide a reconciliation is due to the uncertainty and inherent difficulty of predicting the interest expense, income tax expense, stock-based compensation, interest accretion, depreciation and amortization, and gain on sale of equipment that are subtracted from net income in order to derive Adjusted EBITDA.

“Adjusted Net Income,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, and transaction costs, each net of tax, is a non-GAAP financial measure.

“Adjusted Diluted EPS,” defined as net income plus stock-based compensation, intangible amortization, interest accretion, and transaction costs, each net of tax, all divided by the diluted weighted-average shares outstanding, is a non-GAAP financial measure. Adjusted Net Income and Adjusted Diluted EPS are supplemental measures used by Willdan’s management to measure its operating performance. Willdan believes Adjusted Net Income and Adjusted Diluted EPS are useful because they allow Willdan’s management to more closely evaluate and explain the operating results of Willdan’s business by removing certain non-operating expenses.

Reconciliations of net income as reported in accordance with GAAP to Adjusted Net Income and diluted EPS as reported in accordance with GAAP to Adjusted Diluted EPS are provided at the end of this press release. Reconciliations of targeted net income as reported in accordance with GAAP to targeted Adjusted Net Income for fiscal year 2025, which is a forward-looking non-GAAP financial measure, and targeted diluted EPS as reported in accordance with GAAP to targeted Adjusted Diluted EPS for fiscal year 2025, which is a forward-looking non-GAAP financial measure, are not provided because Willdan is unable to provide such reconciliations without unreasonable effort. The inability to provide such reconciliations is due to the uncertainty and inherent difficulty of predicting the stock-based compensation, intangible amortization, and interest accretion, each net of tax, that are subtracted from net income and diluted EPS in order to derive Adjusted Net Income and Adjusted Diluted EPS, respectively.

Willdan’s definitions of Net Revenue, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS have limitations as analytical tools and may differ from other companies reporting similarly named measures or from similarly named measures Willdan has reported in prior periods. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenue, net income and diluted EPS.

Forward Looking Statements

Statements in this press release that are not purely historical, including statements regarding Willdan’s intentions, hopes, beliefs, expectations, representations, projections, estimates, assumptions, aims, plans or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements regarding broad-based growth, data centers and electrification increasing demand for electricity and fueling investment in reliable power and resilient grid infrastructure, and financial targets for fiscal year 2025. All statements other than statements of historical fact included in this press release are forward-looking statements. It is important to note that Willdan’s actual results could differ materially from those in any such forward-looking statements. Important factors that could cause actual results to differ materially from its expectations include, but are not limited to, Willdan’s ability to adequately complete projects in a timely manner, Willdan’s ability to compete successfully in the highly competitive energy services market, Willdan’s reliance on work from its top ten clients; changes in state, local and regional economies and government budgets; Willdan’s ability to win new contracts, to renew existing contracts and to compete effectively for contracts awarded through bidding processes; Willdan’s ability to make principal and interest payments on its outstanding debt as they come due and to comply with financial covenants contained in its debt agreements; Willdan’s ability to manage supply chain constraints, labor shortages, elevated interest rates, and elevated inflation; Willdan’s ability to obtain financing and to refinance its outstanding debt as it matures; Willdan’s ability to successfully integrate its acquisitions and execute on its growth strategy; and Willdan’s ability to attract and retain managerial, technical, and administrative talent.

All written and oral forward-looking statements attributable to Willdan, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements and risk factors disclosed from time to time in Willdan’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Annual Report on Form 10-K filed for the year ended December 27, 2024, as such disclosures may be amended, supplemented or superseded from time to time by other reports Willdan files with the Securities and Exchange Commission, including subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Willdan cautions investors not to place undue reliance on the forward-looking statements contained in this press release. Willdan disclaims any obligation to, and does not undertake to, update or revise any forward-looking statements in this press release unless required by law.

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except par value)

	April 4,	December 27,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$38,364	$74,158
Restricted cash	—	—
Accounts receivable, net of allowance for doubtful accounts of $1,510 and $1,313 at April 4, 2025 and December 27, 2024, respectively	59,692	65,557
Contract assets	89,167	88,528
Other receivables	2,596	2,302
Prepaid expenses and other current assets	7,186	4,979
Total current assets	197,005	235,524
Equipment and leasehold improvements, net	30,474	29,534
Goodwill	173,922	140,991
Right-of-use assets	12,007	14,035
Other intangible assets, net	42,418	29,414
Other assets	2,592	2,019
Deferred income taxes, net	12,740	13,346
Total assets	$471,158	$464,863
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,634	$33,766
Accrued liabilities	39,373	62,776
Contingent consideration payable	8,500	2,500
Contract liabilities	23,128	21,556
Notes payable	2,500	10,137
Finance lease obligations	1,233	1,138
Lease liability	5,840	5,804
Total current liabilities	122,208	137,677
Contingent consideration payable	8,444	1,713
Notes payable, less current portion	84,443	79,350
Finance lease obligations, less current portion	1,471	1,379
Lease liability, less current portion	8,550	9,939
Other noncurrent liabilities	526	462
Total liabilities	225,642	230,520

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value, 40,000 shares authorized; 14,497 and 14,169 shares issued and outstanding at April 4, 2025 and December 27, 2024, respectively	145	142
Additional paid-in capital	204,036	197,368
Accumulated other comprehensive income (loss)	(499)	(314)
Retained earnings	41,834	37,147
Total stockholders’ equity	245,516	234,343
Total liabilities and stockholders’ equity	$471,158	$464,863

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share amounts)

	Three Months Ended
	April 4,	March 29,
	2025	2024
Contract revenue	$152,386	$122,489

Direct costs of contract revenue (inclusive of directly related depreciation and amortization):
Salaries and wages	27,677	21,512
Subcontractor services and other direct costs	67,048	53,559
Total direct costs of contract revenue	94,725	75,071

Gross profit	57,661	47,418

General and administrative expenses:
Salaries and wages, payroll taxes and employee benefits	31,108	26,509
Facilities and facility related	2,624	2,445
Stock-based compensation	2,426	1,390
Depreciation and amortization	4,440	3,592
Other	10,027	8,121
Total general and administrative expenses	50,625	42,057

Income (Loss) from operations	7,036	5,361

Other income (expense):
Interest expense, net	(1,802)	(2,137)
Other, net	(41)	704
Total other expense, net	(1,843)	(1,433)

Income (Loss) before income taxes	5,193	3,928
Income tax (benefit) expense	506	986
Net income (loss)	4,687	2,942

Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net of tax	(185)	434
Comprehensive income (loss)	$4,502	$3,376

Earnings (Loss) per share:
Basic	$0.33	$0.22
Diluted	$0.32	$0.21

Weighted-average shares outstanding:
Basic	14,163	13,605
Diluted	14,628	13,910

WILLDAN GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended
	April 4,	March 29,
	2025	2024
Cash flows from operating activities:
Net income (loss)	$4,687	$2,942
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	4,440	3,592
Other non-cash items	327	92
Deferred income taxes, net	606	1,005
(Gain) loss on sale/disposal of equipment	(17)	(13)
Provision for doubtful accounts	246	(100)
Stock-based compensation	2,426	1,390
Accretion and fair value adjustments of contingent consideration	379	—
Changes in operating assets and liabilities, net of effects from business acquisitions:
Accounts receivable	12,655	18,985
Contract assets	(174)	11,476
Other receivables	877	617
Prepaid expenses and other current assets	(2,207)	(1,975)
Other assets	(569)	117
Accounts payable	3,748	1,325
Accrued liabilities	(22,134)	(15,740)
Contract liabilities	(2,654)	3,244
Right-of-use assets	675	(8)
Net cash (used in) provided by operating activities	3,311	26,949
Cash flows from investing activities:
Purchase of equipment, software, and leasehold improvements	(2,310)	(1,971)
Proceeds from sale of equipment	19	19
Cash paid for acquisitions, net of cash acquired	(32,473)	—
Net cash (used in) provided by investing activities	(34,764)	(1,952)
Cash flows from financing activities:
Payments on notes payable	(137)	(153)
Repayments under term loan facility and line of credit	(2,500)	(1,875)
Principal payments on finance leases	(392)	(345)
Proceeds from stock option exercise	81	281
Proceeds from sales of common stock under employee stock purchase plan	1,485	1,402
Cash used to pay taxes on stock grants	(2,878)	(779)
Net cash (used in) provided by financing activities	(4,341)	(1,469)
Net increase (decrease) in cash, cash equivalents and restricted cash	(35,794)	23,528
Cash, cash equivalents and restricted cash at beginning of period	74,158	23,397
Cash, cash equivalents and restricted cash at end of period	$38,364	$46,925
Supplemental disclosures of cash flow information:
Cash paid (received) during the period for:
Interest	$1,663	$2,081
Income taxes	59	2
Supplemental disclosures of noncash investing and financing activities:
Issuance of common stock related to business acquisitions	$5,557	$—
Contingent consideration related to business acquisitions	12,353	—
Equipment acquired under finance leases	580	198

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Revenue to Net Revenue

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	April 4,	March 29,
	2025	2024
Consolidated
Contract revenue	$152,386	$122,489
Subcontractor services and other direct costs	67,048	53,559
Net Revenue	$85,338	$68,930

Energy segment
Contract revenue	$126,248	$100,746
Subcontractor services and other direct costs	66,080	52,654
Net Revenue	$60,168	$48,092

Engineering and Consulting segment
Contract revenue	$26,138	$21,743
Subcontractor services and other direct costs	968	905
Net Revenue	$25,170	$20,838

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted EBITDA

(in thousands)

(Non-GAAP Measure)

	Three Months Ended
	April 4,	March 29,
	2025	2024
Net income (loss)	$4,687	$2,942
Interest expense	1,802	2,137
Income tax expense (benefit)	506	986
Stock-based compensation	2,426	1,390
Interest accretion (1)	379	—
Depreciation and amortization	4,440	3,592
Transaction costs (2)	219	—
(Gain) Loss on sale of equipment	(17)	(13)
Adjusted EBITDA	$14,442	$11,034

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Willdan Group, Inc. and Subsidiaries

Reconciliation of GAAP Net Income to Adjusted Net Income and Adjusted Diluted EPS

(in thousands, except per share amounts)

(Non-GAAP Measure)

	Three Months Ended
	April 4,	March 29,
	2025	2024
Net income (loss)	$4,687	$2,942
Adjustment for stock-based compensation	2,426	1,390
Tax effect of stock-based compensation	(398)	(278)
Adjustment for intangible amortization	2,480	1,871
Tax effect of intangible amortization	(407)	(374)
Adjustment for interest accretion (1)	379	—
Tax effect of interest accretion (1)	(62)	—
Adjustment for transaction costs (2)	219	—
Tax effect of transaction costs (2)	(36)	—
Adjusted Net Income (Loss)	$9,288	$5,551

Diluted weighted-average shares outstanding	14,628	13,910

Diluted earnings (loss) per share	$0.32	$0.21
Impact of adjustment:
Stock-based compensation per share	0.17	0.10
Tax effect of stock-based compensation per share	(0.03)	(0.02)
Intangible amortization per share	0.16	0.14
Tax effect of intangible amortization per share	(0.03)	(0.03)
Interest accretion per share (1)	0.03	—
Tax effect of interest accretion per share (1)	(0.00)	—
Transaction costs per share (2)	0.01	—
Tax effect of transaction costs per share (2)	(0.00)	—
Adjusted Diluted EPS	$0.63	$0.40

(1)	Interest accretion represents the imputed interest and fair value adjustments to estimated contingent consideration.
(2)	Transaction costs represents acquisition and acquisition related costs.

Contact:

Willdan Group, Inc.

Al Kaschalk

Vice President

Tel: 310-922-5643

akaschalk@willdan.com